SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 15, 2008

Tri-Valley Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-31852	84-0617466
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Blvd., Suite 600

Bakersfield, California 93309

(Address of principal executive office)

Issuer's telephone number: 661-864-0500

Section 5 – Corporate Governance and Management

Item 5.02	Election of Directors

Tri-Valley Corporation has accepted the resignation of Robert A. Bell as president and chief operating officer of its Tri-Valley Oil & Gas Co. and Great Valley Production Co. LLC subsidiaries.  Mr. Bell gave notice of his resignation on October 15, 2008, and indicated that he had other opportunities to pursue. Tri-Valley thanks him for his contributions to the company and its projects.  For now, the posts formerly held by Mr. Bell will be filled by Joseph R. Kandle, senior vice president for corporate development for Tri-Valley Corporation who formerly held both of the positions vacated by Mr. Bell.  Tri-Valley expects to continue its programs to build production, revenue and share value apace while it looks for a successor.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2008	TRI-VALLEY CORPORATION /s/ F. Lynn Blystone
F. Lynn Blystone, President and Chief Executive Officer